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                                 A.C. MOORE INC.
                                    AGREEMENT


         THIS AGREEMENT is made this 4th day of June, 2001 by and between
                                     ---------------------

         Rex A. Rambo and A.C. MOORE INC, a Delaware corporation.
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1.       This agreement shall be based upon the active and continuous employment with A.C. Moore Inc. in the capacity of Chief Operations Officer.

2. This Agreement shall commence on June 4, 2001 and shall remain in force unless a resignation of employment is submitted or a termination for cause, in either of which case neither party shall have further obligation to the other. In the event of a termination, for reasons other than cause, a severance payment equal to one year's base salary will be payable.

3. The annual base salary shall be payable in twelve (12) equal monthly payments per year and may be reviewed each year. As a participant in the A.C. MOORE Inc. Incentive Bonus Plan, any bonus amounts will be payable in mid-March in accordance with the provisions of the Incentive Bonus Plan in place for each year. As a participant in the A.C. MOORE Inc. Incentive Stock Option Plan, stock options may be issued in accordance with the provisions of the Incentive Stock Option Plan in place for each year.

4. The Chief Operations Officer shall be entitled to all the customary and usual benefits offered by the company including medical and dental health benefits in accordance with the current plans and benefits in place.

         It is mutually understood and agreed upon that the employment relationship between Rex A. Rambo and A.C. Moore Inc. and/or any of its affiliates is an employment at will and other than the stated provisions of this agreement neither party shall have any further obligation to the other.




         In witness thereof, the parties have executed this Agreement as of this day and year first written above

                                     A.C. MOORE INC.

                                     By:      /s/ John E. Parker
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                                     Name:    John E. Parker        June 4, 2001
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                                              CEO                           Date



                                      Name:   /s/ Rex A. Rambo      June 4, 2001
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                                              Rex A. Rambo  / COO           Date